Exhibit 99.1

MACROMEDIA REPORTS THIRD QUARTER FISCAL YEAR 2005 RESULTS

Net income increases 49% as solid performance in all three business areas delivers 15% revenue growth.

Macromedia, Inc (Nasdaq: MACR) Summary Financial Results (in millions, except per share data)	Three Months Ended Dec. 31
	2004	2003
Net revenues	$108.6	$94.8
Net income per diluted share - GAAP	$0.20	$0.15
Net income per diluted share - pro forma	$0.21	$0.18

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San Francisco, CA—January 19, 2005—Macromedia, Inc. (Nasdaq: MACR) today reported financial results for its fiscal third quarter ended December 31, 2004. Net revenues for the quarter were $108.6 million, a 15 percent increase compared to the $94.8 million reported for the same period last year.

Net income for the quarter ended December 31, 2004 was $15.3 million, or $0.20 per diluted share, compared to $10.3 million, or $0.15 per diluted share, for the same quarter a year ago. Pro forma net income for the quarter ended December 31, 2004 was $16.0 million, or $0.21 per diluted share, compared to $12.9 million, or $0.18 per diluted share, for the same quarter a year ago.

“What pleased me about the performance in the quarter is that we had solid results in all three of our businesses and across all of our regions,” said Rob Burgess, chairman, Macromedia. “Our core products are doing well, our new initiatives like Breeze and Flex are really starting to take off, and mobile is set to explode.”

In a separate release, Macromedia also today announced today the promotion of Stephen Elop to the position of chief executive officer. Rob Burgess, who has served as CEO and chairman for the past eight years, will continue as executive chairman and chairman of the board.

Business Outlook – Fourth Quarter Fiscal Year 2005 and Fiscal Year 2006

For the quarter ending March 31, 2005, Macromedia expects net revenues to be in the range of $108 to $113 million, with pro forma gross margins in the 92 to 93 percent range and a pro forma operating profit margin between 15 and 17 percent.

For fiscal year 2006, the company expects revenues to exceed $500 million with operating margin trending towards 20% over the course of the year. These forward looking statements are subject to risks and uncertainties discussed below and actual results may differ materially.

Pro Forma Results

Macromedia’s pro forma results for the three and nine months ended December 31, 2004 and 2003, differ from corresponding results reported under Generally Accepted Accounting Principles (GAAP) in the U.S. due to adjustments for the following items reported in its consolidated results from operations:

•	One time and non-cash items for:

•	The amortization of acquired developed technology and intangible assets.

•	A credit from settling outstanding contingencies related to the acquisition of eHelp in FY04.

•	A fair value adjustment on non-marketable securities.

•	The impact of remeasurement of foreign denominated tax assets and liabilities on tax expense.

Pro forma results for the three and nine months ended December 31, 2004 and 2003 reflect an assumed tax rate of 20 percent, reflecting U.S. federal and state income taxes and foreign taxes at rates other than U.S. statutory rates. See the attached reconciliation of GAAP and pro forma results.

Conference Call

Macromedia’s third quarter of fiscal year 2005 financial results will be discussed in a Macromedia Breeze presentation available at http://www.macromedia.com/MACR/. In addition, a teleconference is scheduled to begin at 2 p.m. Pacific Time / 5 p.m. Eastern Time on Wednesday, January 19, 2005. After the conclusion of the teleconference, a replay of the conference call will be available on the Company’s website.

About Macromedia

Experience matters. Macromedia is motivated by the belief that great experiences build great businesses. Our software empowers millions of business users, developers, and designers to create and deliver effective, compelling, and memorable experiences - on the Internet, on fixed media, on wireless, and on digital devices.

Cautionary Note About Forward Looking Statements

Matters discussed in this news release may be considered forward looking statements, including those under the heading “Business Outlook” that relate to expected future financial results which involve risks and uncertainties. Such risks and uncertainties include those related to customer acceptance of new products and services and new versions of existing products, the impact of competition, risks associated with integration of acquired companies and their employees, products, and technologies, the risk of adequately evolving and operating our internal systems and processes in a dynamic business environment, the risk of delays in product development and release dates, the risk of not attracting and retaining key personnel, new regulations and other government actions that may materially increase the cost of compliance and doing business, risks associated with participating in international markets (including, but not limited to, foreign policies, market instability, exchange rate fluctuation, and regulations in the applicable foreign countries), the economic condition in the domestic and significant international markets in which the Company operates, dependence on the growth of the Internet, quarterly fluctuations of the Company’s operating results, the Company’s dependence on distributors and resellers, the risk of product returns, the challenges faced in protecting the Company’s intellectual property within and outside the U.S., the risks associated with potential litigation and intellectual property ownership claims against the Company and others in the industry, volatility of the Company’s stock, and other risks detailed from time to time in the Company’s filings with the SEC, including without limitation, its annual report on Form 10-K, and its quarterly reports on Form 10-Q, as they may be updated or amended with future filings. The actual results the Company achieves may differ materially from any forward looking statements due to such risks and uncertainties.

MACROMEDIA, INC. Condensed Consolidated Statements of Income Impact of Pro Forma Adjustments on Reported Net Income (In thousands, except percentages and per share data) (unaudited)

	Three Months Ended December 31, 2004				Three Months Ended December 31, 2003
	GAAP	Adjustments		Pro Forma	GAAP	Adjustments		Pro Forma
Net revenues	$108,636	$—		$108,636	$94,845	$—		$94,845
Cost of revenues:
Cost of net revenues	7,754	—		7,754	7,639	—		7,639
Amortization of acquired developed technology	744	(744)		—	405	(405)		—

Total cost of revenues	8,498	(744)		7,754	8,044	(405)		7,639

Gross profit	100,138	744		100,882	86,801	405		87,206

Operating expenses:
Sales and marketing	46,243	—		46,243	41,101	—		41,101
Research and development	24,697	—		24,697	21,316	—		21,316
General and administrative	9,337	1,658	(A)	10,995	9,177	—		9,177
Amortization of intangible assets	241	(241)		—	266	(266)		—
Write-off of acquired in-process technology	—	—		—	2,010	(2,010)		—

Total operating expenses	80,518	1,417		81,935	73,870	(2,276)		71,594

Operating income	19,620	(673)		18,947	12,931	2,681		15,612

Other income (expense):
Interest income, net	1,550	—		1,550	939	—		939
Other, net	903	(1,350	)(B)	(447)	(319)	(82	)(B)	(401)

Total other income	2,453	(1,350)		1,103	620	(82)		538

Income before income taxes	22,073	(2,023)		20,050	13,551	2,599		16,150
Provision for income taxes	(6,793)	2,783	(C)	(4,010)	(3,293)	63	(C)	(3,230)

Net income	$15,280	$760		$16,040	$10,258	$2,662		$12,920

Net income per common share:
Basic	$0.21				$0.16
Diluted	$0.20			$0.21	$0.15			$0.18
Weighted average common shares outstanding used in net income per common share calculation:
Basic	71,370				64,910
Diluted	77,640			77,640	70,430			70,430

Gross Margin
Gross profit as a percentage of net revenues	92%			93%	92%			92%

Selected operating expenses as a percentage of net revenues:
Sales and marketing	43%			43%	43%			43%
Research and development	23%			23%	22%			22%
General and administrative	9%			10%	10%			10%

Operating Margin:
Operating income as a percentage of net revenues	18%			17%	14%			16%

Macromedia’s pro forma results for the three months ended December 31, 2004 and 2003 differ from results reported under Generally Accepted Accounting Principles in the U.S. due to adjustments for the amortization of acquired developed technology and intangible assets and the following items reported in its unaudited Condensed Consolidated Statements of Income:

(A)	A non-cash gain recorded in the three months ended December 31, 2004 reflecting a reduction in the estimated fair value of a contingency assumed in our acquisition of eHelp Corporation.
(B)	The fiscal year 2005 amount reflects a fair value adjustment on non-marketable securities held in a private Company. The fiscal year 2004 amount reflects a cash gain realized on equity investments which had no carrying value due to write-downs recorded in a prior period.
(C)	This adjustment is to exclude the non-cash impact of remeasuring foreign-currency denominated tax assets and liabilities and to reflect an assumed tax rate of 20 percent, reflecting U.S. federal and state income taxes and foreign taxes at rates other than U.S. statutory rates.

MACROMEDIA, INC. Condensed Consolidated Statements of Income Impact of Pro Forma Adjustments on Reported Net Income (In thousands, except percentages and per share data) (unaudited)

	Nine Months Ended December 31, 2004				Nine Months Ended December 31, 2003
	GAAP	Adjustments		Pro Forma	GAAP	Adjustments		Pro Forma
Net revenues	$320,114	$—		$320,114	$267,780	$—		$267,780
Cost of revenues:
Cost of net revenues	22,767	—		22,767	22,703	—		22,703
Amortization of acquired developed technology	2,232	(2,232)		—	1,043	(1,043)		—

Total cost of revenues	24,999	(2,232)		22,767	23,746	(1,043)		22,703

Gross profit	295,115	2,232		297,347	244,034	1,043		245,077

Operating expenses:
Sales and marketing	135,096	—		135,096	113,975	—		113,975
Research and development	73,552	—		73,552	67,898	—		67,898
General and administrative	31,307	1,658	(A)	32,965	27,454	—		27,454
Amortization of intangible assets	724	(724)		—	760	(760)		—
Write-off of acquired in-process technology	—	—		—	2,010	(2,010)		—

Total operating expenses	240,679	934		241,613	212,097	(2,770)		209,327

Operating income	54,436	1,298		55,734	31,937	3,813		35,750

Other income (expense):
Interest income, net	3,605	—		3,605	2,671	—		2,671
Other, net	838	(1,350	)(B)	(512)	146	(927	)(B)	(781)

Total other income	4,443	(1,350)		3,093	2,817	(927)		1,890

Income before income taxes	58,879	(52)		58,827	34,754	2,886		37,640
Provision for income taxes	(14,154)	2,389	(C)	(11,765)	(7,946)	419	(C)	(7,527)

Net income	$44,725	$2,337		$47,062	$26,808	$3,305		$30,113

Net income per common share:
Basic	$0.64				$0.42
Diluted	$0.59			$0.63	$0.39			$0.44
Weighted average common shares outstanding used in net income per common share calculation:
Basic	69,880				63,270
Diluted	75,250			75,250	68,760			68,760

Gross Margin
Gross profit as a percentage of net revenues	92%			93%	91%			92%

Selected operating expenses as a percentage of net revenues:
Sales and marketing	42%			42%	43%			43%
Research and development	23%			23%	25%			25%
General and administrative	10%			10%	10%			10%

Operating Margin:
Operating income as a percentage of net revenues	17%			17%	12%			13%

Macromedia’s pro forma results for the Nine months ended December 31, 2004 and 2003 differ from results reported under Generally Accepted Accounting Principles in the U.S. due to adjustments for the amortization of acquired developed technology and intangible assets and the following items reported in its unaudited Condensed Consolidated Statements of Income:

(A)	A non-cash gain recorded in the three months ended December 31, 2004 reflecting a reduction in the estimated fair value of a contingency assumed in our acquisition of eHelp Corporation.
(B)	The fiscal year 2005 amount reflects a fair value adjustment on non-marketable securities held in a private Company. The fiscal year 2004 amount reflects a cash gain realized on equity investments which had no carrying value due to write-downs recorded in a prior period.
(C)	This adjustment is to exclude the non-cash impact of remeasuring foreign-currency denominated tax assets and liabilities and to reflect an assumed tax rate of 20 percent, reflecting U.S. federal and state income taxes and foreign taxes at rates other than U.S. statutory rates.

MACROMEDIA, INC. Condensed Consolidated Balance Sheets (In thousands) (unaudited)

	December 31, 2004	March 31, 2004
ASSETS
Current assets:
Cash, cash equivalents and short-term investments	$340,877	$282,691
Accounts receivable, net	54,902	38,210
Restricted cash	4,093	16,363
Prepaid expenses and other current assets	21,545	15,581

Total current assets	421,417	352,845
Property and equipment, net	103,194	45,512
Goodwill and other intangible assets, net	246,833	250,789
Restricted cash, non-current	5,523	7,022
Deferred income taxes, non-current	15,993	16,062
Other assets	10,168	9,658

Total assets	$803,128	$681,888

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,424	$5,311
Accrued liabilities and income taxes payable	84,103	70,623
Accrued restructuring	5,346	6,934
Deferred revenues	42,151	32,215

Total current liabilities	135,024	115,083
Accrued restructuring, non-current	7,549	11,657
Deferred revenues, non-current	7,071	5,173
Other liabilities, non-current	4,827	5,024

Total liabilities	154,471	136,937
Total stockholders’ equity	648,657	544,951

Total liabilities and stockholders’ equity	$803,128	$681,888

MACROMEDIA, INC. Selected Financial Data (In millions, except percentages) (unaudited)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2004	2003	2004	2003
Selected Cash Flow Information:
Depreciation and amortization	$4.3	$3.6	$11.7	$11.9
Amortization of acquired developed technology and other intangible assets	$1.0	$0.7	$3.0	$1.8
Purchase of property and equipment	$15.8	$5.0	$59.5	$20.4
Proceeds from employee stock purchase and stock option plans	$43.2	$9.9	$63.1	$46.1

	Three Months Ended December 31,		Nine Months Ended December 31,
	2004	2003	2004	2003
Earnings before interest, taxes, depreciation and amortization:
Operating income	$19.6	$12.9	$54.4	$31.9
Depreciation and amortization	$4.3	$3.6	$11.7	$11.9
Amortization of acquired developed technology and other intangible assets	1.0	0.7	3.0	1.8

EBITDA	$24.9	$17.2	$69.1	$45.6

	Three Months Ended December 31,					Nine Months Ended December 31,
	2004		2003		% Change	2004		2003		% Change
	$	%	$	%		$	%	$	%
Net Revenues by Geography:
North America	$56.0	52%	$50.3	53%	11%	$175.6	55%	$150.6	56%	17%

Europe	31.2	29%	26.9	28%	16%	79.3	25%	67.0	25%	18%
Asia Pacific and Other	21.4	19%	17.6	19%	22%	65.2	20%	50.2	19%	30%

International	52.6	48%	44.5	47%	18%	144.5	45%	117.2	44%	23%

Net Revenues	$108.6	100%	$94.8	100%	15%	$320.1	100%	$267.8	100%	20%

	Three Months Ended December 31,					Nine Months Ended December 31,
	2004		2003		% Change	2004		2003		% Change
	$	%	$	%		$	%	$	%
Net Revenues by Market:
Designer and Developer	$85.9	79%	$85.1	90%	1%	$257.5	80%	$238.4	89%	8%
Business User	14.9	14%	5.6	6%	166%	37.2	12%	13.2	5%	182%
Consumer	5.9	5%	1.6	2%	269%	20.5	6%	10.1	4%	103%
Other	1.9	2%	2.5	2%	(24)%	4.9	2%	6.1	2%	(20)%

Net Revenues	$108.6	100%	$94.8	100%	15%	$320.1	100%	$267.8	100%	20%